                                                                   EXHIBIT 99.1

THE SECURITIES REPRESENTED BY THIS WARRANT AND THE COMMON STOCK ISSUABLE THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER APPLICABLE SECURITIES LAWS AND, ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS WARRANT MAY NOT BE RESOLD, PLEDGED, OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER, THE SECURITIES ACT AND IN ACCORDANCE WITH ANY STATE OR OTHER APPLICABLE SECURITIES LAW.

                                    WARRANT

                          to Purchase Common Stock of

                           GOTHIC ENERGY CORPORATION

                           Expiring on April 27, 2008

Dater of Issuance: April 27, 1998                       Certificate No. W-CHE-1

         This warrant to purchase Common Stock (the "Warrant") certifies that for value received, Chesapeake Gothic Corp., an Oklahoma corporation, or its registered assigns (the "Holder"), is entitled to subscribe for and purchase from the Company (as hereinafter defined), in whole or in part, 2,439,246 duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (as hereinafter defined) at the Exercise Price (as hereinafter defined), subject, however, to the provisions and upon the terms and conditions hereinafter set forth. This Warrant and all rights hereunder shall expire at 5:00 PM, Tulsa, Oklahoma time, on April 27, 2008.

         As used herein, the following terms shall have the meanings set forth below:

         "Company" shall mean Gothic Energy Corporation, an Oklahoma corporation, and shall also include any successor thereto with respect to the obligations hereunder, by merger, consolidation or otherwise.

         "Common Stock" shall mean and include the Company's Common stock, par value $0.01 per share, irrespective of class unless otherwise specified, authorized on the date of the original issue of this Warrant and shall also include (i) in case of any reorganization, reclassification, consolidation, merger, share exchanged or sale, transfer or other disposition of assets of the character referred to in Section 3.2 hereof, the stock or securities provided for in such Section 3.2, and (ii) any other shares of common stock of the Company into which such shares of Common Stock may be converted.

         "Convertible Securities" shall mean any stock or securities (directly or indirectly) convertible into or exchangeable for Common Stock.

         "Exercise Price" shall mean the purchase price of $.01 per share of Common Stock payable upon exercise of the Warrant.

                                                                   Schedule "1"
                                                             Page 1 of 11 Pages


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         "Options" means any rights or options to subscribe for or purchase
Common Stock or convertible Securities.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Warrant" shall mean this Warrant, and any one or more Warrants into which this Warrant may be exchanged or converted ("Warrants"), representing the right to purchase up to 2,439,246 Warrant Shares, or such greater or lesser amounts as may result pursuant to the adjustments provided for herein.

         "Warrant Shares" shall mean the shares of Common Stock or other securities purchased or purchasable by the holder hereof upon the exercise of the Warrants, taking into account all adjustments provided for herein.

                                   ARTICLE I

                              EXERCISE OF WARRANTS

         1.1 Exercise Period.

                  The Warrant represented hereby may be exercised by the Holder hereof, in whole or in part, at any time and from time to time on or after the date hereof until 5:00 P.M., Tulsa, Oklahoma time, on April 27, 2008.

         1.2 Method of Exercise.

                  To exercise the Warrants, the Holder hereof shall deliver to the Company, at the Warrant Office designated in Section 2.1 hereof, (i) a written notice in the form of the Subscription Notice attached as Exhibit "1" hereto, stating therein the election of such holder to exercise the Warrant in the manner provided in the Subscription Notice; (ii) payment in full of the Exercise Price in cash or by bank check or wire transfer for all Warrant Shares purchased hereunder, or a written notice (a "Cashless Exercise" notice) to the company that such Holder is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of Warrant Shares issuable upon such exercise of the Warrant which, when multiplied by the Exercise Price, is equal to the Exercise Price for the total number of Warrant Shares to which such exercise relates (and such withheld shares shall no longer be issuable under this Warrant); (iii) if this Warrant is not registered in the name of the Holder, an Assignment or Assignments in the form set forth in
Exhibit II hereto evidencing the assignment of this Warrant to the current Holder; and (iv) this Warrant. The Warrant shall be deemed to be exercised on the date of receipt by the Company of the Subscription Notice, accompanied by payment for the Warrant Shares and surrender of this Warrant, as aforesaid, and such date is referred to herein as the "Exercise Date". Upon such exercise, the Company shall, as promptly as practicable and in any event within five (5) business days, issue and deliver to such holder a certificate or certificates for the full number of the Warrant Shares purchased by such holder hereunder, and shall,


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unless the Warrant has expired, deliver to the holder hereof (within such five
(5) day period) a new Warrant representing the right to purchase the number of Warrant shares, if any, with respect to which the Warrant shall not have been previously exercised, but in all other respects identical to this Warrant. As permitted by applicable law, the Person in whose name the certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the Exercise Date and shall be entitled to all of the benefits of such holder on the Exercise Date, including without limitation, the right to receive dividends and other distributions for which the record date falls on or after the Exercise Date and the right to exercise voting rights.

         1.3 Expenses and Taxes. The Company shall pay all expenses and taxes (including, without limitation, all documentary, stamp, transfer or other transactional taxes), other than income taxes payable by the Holder, attributable to the preparation, issuance or delivery of the Warrant and of the issuance of the Warrant Shares.

         1.4 Reservation of Shares. The Company shall reserve at all times so long as the Warrant remains outstanding, free from preemptive rights, out of its authorized by unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the Warrant. The Company shall take all such actions as my be necessary to assure that all such Warrant Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange or automated quotation system upon which shares of Common Stock may be listed or quoted (except for official notice of issuance, which shall be immediately delivered by the Company upon each such issuance). The Company shall take all such actions as may be necessary to assure that all such Warrant Shares shall be authorized, approved for and listed on any national securities exchange or quotation system on which the Company's Common Stock is listed or quoted. The Company shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of shares required to be reserved hereunder for issuance upon exercise of the Warrant. The Company will from time to time take all action as may be necessary to assure that the par value of the Common Stock is at all times equal to or less than the Exercise Price.

         1.5 Valid Issuance. All Warrant Shares that may be issued upon any exercise of the Warrant will, upon issuance by the Company, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof and, without limiting the generality of the foregoing, the Company shall take no action or fail to take any action which will cause a contrary result (including, without limitation, any action that would cause the Exercise Price then in effect to be less than the par value, if any, of the Common Stock).

         1.6 Purchase Agreement. The Warrant represented hereby is part of a duly authorized issuance and sale of warrants to purchase Common Stock pursuant to that certain Securities Purchase Agreement dated March 31, 1998 (the "Agreement"), between the Company and the Holder.

         1.7 Acknowledgment of Rights. At the time of the exercise of the Warrants in accordance with the terms hereof and upon the written request of the Holder hereof, the Company will acknowledge in writing its continuing obligation to afford to such Holder any rights (including, without limitation, any right to registration of the Warrant Shares) to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant; provided, however, that


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if the holder hereof shall fail to make any such request, such failure shall not effect the continuing obligation of the Company to afford to such Holder any such rights.

         1.8 No Fractional Shares. The Company shall not be required to issue fractional shares of Common Stock (or other securities) on the exercise of this Warrant. If more than one Warrant shall be presented for exercise at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of whole Warrant Shares purchasable on exercise of the Warrants so presented.

         1.9 Assistance and Cooperation. The Company shall not close its books against the transfer of this Warrant or of any Warrant Share in any manner which interferes with the timely exercise of this Warrant. The Company shall assist and cooperate with any Holder required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

         1.10 Delayed Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered public offering or the sale of the Company, the exercise of any portion of this Warrant may, at the election of the Holder hereof, be conditioned upon the consummation of the public offering or sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

                                   ARTICLE II

                                    TRANSFER

         2.1 Warrant Office. The Company shall maintain an office for certain purposes specified herein (the "Warrant Office"), which office shall initially be the Company's offices at 5727 South Lewis Avenue, Suite 8700, Tulsa, Oklahoma 74105, and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States as to which written notice has previously been give to the holder hereof. The Company shall maintain, at the Warrant Office, a register for the Warrants in which the Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each permitted assignee of the rights of the registered owner hereof.

         2.2 Ownership of Warrants. The Company may deem and treat the Person in whose name the Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided in this Article II. Notwithstanding the foregoing, the Warrants represented hereby, if otherwise properly assigned in compliance with this Article II (i.e., but for registration of the transfer at the Warrant Office), may be exercised by an assignee for the purchase of Warrant Shares without having a new Warrant issued.

         2.3 Restrictions on Transferability of Warrant. Subject to the transfer conditions referred to herein, this Warrant and all rights hereunder (including, but not limited to, Registration Rights under Article VI) are transferable, in whole or in part, without charge to the Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the Warrant Office


                                                                   Schedule "1"
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of the Company. The Company shall, from time to time, register the transfer of the Warrants in such books upon surrender of any such Warrant at the Warrant Office accompanied by a properly executed Assignment and written instructions for transfer satisfactory to the Company. Upon any such transfer and upon payment by the holder or its transferee of any applicable transfer taxes, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes or income taxes) and all other expenses and charges payable in connection with the transfer of the Warrants pursuant to this Section 2.3. Prior to any transfer as provided herein, the transferor shall provide written notice to the Company.

         2.4 Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof, by the Holder at the Warrant Office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All warrants representing portions of the rights hereunder are referred to herein as the "Warrants".

         2.5 Compliance with Securities Laws. Notwithstanding any other provisions contained in this Warrant, the Holder hereof understands and agrees that the following restrictions and limitations shall be applicable to all Warrant Shares and to all resales or other transfers thereof pursuant to the Securities Act:

                      2.5.1 The holder hereof agrees that the Warrant and Warrant Shares shall not be sold or otherwise transferred unless the Warrant or Warrant Shares are registered under the Securities Act and applicable state securities or blue sky laws or are sold in a transaction that is exempt therefrom.

                      2.5.2 A legend in substantially the following form will be placed on the certificate(s) evidencing the Warrant Shares:

                      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER APPLICABLE SECURITIES LAWS AND, ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED, OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER, THE SECURITIES ACT AND IN ACCORDANCE WITH ANY STATE OR OTHER APPLICABLE SECURITIES LAWS."

                  2.5.3 Stop transfer instructions will be imposed with respect to the Warrant Shares so as to restrict resale or other transfer thereof not in accordance with this Section 2.5.


                                                                   Schedule "1"
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                                  ARTICLE III

                                 ANTI-DILUTION

         3. Adjustment Effectuating Anti-Dilution. The number of shares of Common Stock (i.e., Warrant Shares) obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Article III.

         3.1 Adjustment of Warrant Number of Shares. The number of Warrant Shares purchasable upon the exercise of the Warrant shall be subject to adjustment as follows:

                      (a) In the case the Company shall issue rights, options or warrants entitling recipients thereof to subscribe for or purchase shares of Common Stock at a price per share which is lower than the Fair Market Value per share of Common Stock (as defined in paragraph
         (c) of this Section 3.1) as of the date of issuance, the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase or pursuant to such rights, options or warrants, and of which the denominator shall be the number of shares of common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at such Fair Market Value. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective retroactively immediately after the date of such issuance.

                      (b) In the case the Company shall issue evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options or warrants or convertible securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (a) of this Section 3.1) then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of the Warrant, by a fraction, of which the numerator shall be the then Fair Market Value per share of Common Stock (as defined in paragraph (c) of this Section 3.1) on the date of such distribution, and of which the denominator shall be such Fair Market Value per share of Common Stock, less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the date of the distribution.

                      (c) For the purposes of this Section 3.1, "Fair Market Value" shall mean with respect to the Company's Common Stock the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or,


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         if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of ten days consisting of the day as of which "Fair Market Value" is being determined and the nine consecutive business days prior to such day; provided, that if such security is listed on any domestic securities exchange, the term "business days" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Fair Market Value" shall be the fair value thereof determined jointly by the Company and the Holder; provided, that if such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding on the Company and the Holder, and the fees and expenses of such appraiser shall be paid jointly by the Company and the Holder.

                      (d) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

         3.2 Stock Splits and Reverse Splits. In the event that the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares (by stock split, stock dividend, recapitalization or otherwise), the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision shall be proportionately increased. Conversely, in the event that the outstanding shares of Common Stock shall at any time be combined into a smaller number of shares (by reverse stock split or otherwise), the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced.

         3.3 Reorganizations and Asset Sales. If any capital recapitalization, reorganization or reclassification of the capital stock of the Company, or any consolidation, merger or share exchange of the Company with another Person, or the sale, transfer or other disposition of all or substantially all of its assets to another Person shall be effected in such a way that a holder of Common Stock of the Company shall be entitled to receive capital stock, securities or assets with respect to or in exchange for their shares, then the following provisions shall apply:

                  3.3.1 As a condition of such recapitalization, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer or other disposition (except as otherwise provided below in this Section 3.3), lawful and adequate provisions (in form and substance satisfactory to the Holders of Warrants representing a majority of the Warrant Shares obtainable upon exercise of all of the Warrants then outstanding) shall be made whereby the holder of Warrants shall thereafter have the right to purchase and receive upon the terms and conditions specified in this Warrant and in lieu of or


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                                                                   Page 7 of 11

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addition to (as the case may be) the Warrant Shares immediately theretofore receivable upon the exercise of the rights represented hereby, such shares of capital stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of Warrant Shares immediately theretofore so receivable had such recapitalization, reorganization, reclassification, consolidation, merger, share exchange or sale not taken place, and in any such case appropriate provision (in form and substance satisfactory to the Holders of the Warrants representing a majority of the Warrant Shares obtainable upon exercise of all of the Warrants then outstanding) shall be made with respect to the rights and interest of such Holder(s) to the end that the provisions hereof shall thereafter be applicable, as nearly as possible, in relation to any shares of capital stock, securities or assets thereafter deliverable upon the exercise of Warrants.

                  3.3.2 The Company shall not effect any such consolidation, merger, share exchange, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor Person (if other than the Company) resulting from such consolidation, share exchange or merger or the Person purchasing otherwise acquiring such assets shall have assumed by written instrument executed and mailed or delivered to each of the Holders hereof at the last address of such holder appearing on the books of the Company, (i) the obligation to deliver to such holder such shares of capital stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive, and (ii) all other liabilities and obligations of the Company hereunder. As a condition to any consolidation, share exchange or merger, such successor Person must assume the Company's obligations hereunder by written instrument an issue a new warrant revised to reflect the modifications in this Warrant effected pursuant to this Section 3.3.

         3.4 Notice of Adjustment. Whenever the number of Warrant Shares issuable upon the exercise of the Warrants shall be adjusted as herein provided, or the rights of the Holder hereof shall change by reason of other events specified herein, the Company shall compute the adjusted number of Warrant Shares in accordance with the provisions hereof and shall prepare and Officer's Certificate setting forth the adjusted number of Warrant Shares issuable upon the exercise of the Warrants or specifying the other shares of stock, securities or assets receivable as a result of such change in rights, and showing in reasonable detail the facts and calculations upon which such adjustments or other changes are based. The Company shall promptly cause to be mailed to the holder hereof copies of such Officer's Certificate together with a notice stating that the number of Warrant shares purchasable upon exercise of the warrants have been adjusted and setting forth the adjusted number of Warrant Shares purchasable upon the exercise of the Warrants.

         3.5 Notices to Holders. In case at any time the Company proposes:

                  (i) to declare any dividend upon its Common Stock payable in capital stock or make any dividend or other distribution to the holders of its Common Stock;

                  (ii) to offer for subscription pro rata to all of the holders of its Common Stock any additional shares of capital stock of any class or other rights;

                  (iii)to effect any capital reorganization, or reclassification of the capital stock of the Company, or consolidation, merger or share exchange of the Company with another Person, or sale, transfer or other disposition of all or substantially all of its assets; or


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                  (iv) to effect a voluntary or involuntary dissolution,
liquidation or winding up of the Company, then, in any one or more of such cases, the Company shall give the Holder hereof (a) at least 20 days (but not more than 90 days) prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of such issuance, recapitalization, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, and (b) in the case of any such issuance, recapitalization, reorganization, reclassification, consolidation, merger, share exchange, sale transfer, disposition, dissolution, liquidation or winding up, at least 20 days (but not more than 90 days) prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock, as the case may be, for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, as the case may be.

                                   ARTICLE IV

                             Liquidating Dividends

         If the Company declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company shall pay to the Holder of this Warrant at the time of payment thereof the Liquidating Dividend which would have been paid to such Holder on the Common Stock had this Warrant been fully exercised immediately prior to the date on which a records is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

                                   ARTICLE V

                             REPORTING REQUIREMENTS

         5.1 Rule 144 and 144A Reporting Information. With a view to making available the benefits of certain rules and regulations of the SEC which may at time permit the sale of the Warrant or Warrant Shares to the public or other persons without registration, the Company shall use its reasonable best efforts to:

                  5.1.1 make and keep public information available, as contemplated by Rule 144 under the Securities Act;

                  5.1.2 file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and


                                                                   Schedule "1"
                                                             Page 9 of 11 Pages

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                  5.1.3 furnish to each Holder of Warrant Shares promptly upon request (A) a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 of the Securities Act and the Exchange Act, (B) copies of all SEC filings made by the Company within the previous one
(1) year period and any press releases issued by the Company since the date of the last such filing, and (C) copies of all Rule 144A information with respect to the Company.

                                   ARTICLE VI

                                 MISCELLANEOUS

         6.1 Entire Agreement. This Warrant and the Purchase Agreement contains the entire agreement between the Holder hereof and the Company with respect to the Warrant Shares purchasable upon exercise hereof and supersedes all prior arrangements or understandings with respect thereto.

         6.2 Governing Law. This Warrant shall be governed by and construed in accordance with the laws (other than the laws of conflicts) of the State of Oklahoma.

         6.3 Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holders of Warrants representing a majority of the Warrant Shares obtainable upon exercise of the Warrants; provided that no such action may change the Exercise Price of the Warrants or the number of shares or class of stock obtainable upon exercise of each Warrant. Notwithstanding the foregoing, the Company may, at its option, reduce the Exercise Price of the Warrants, increase the number of shares of stock obtainable upon exercise of each Warrant, or extend the term of the Warrant for such period as it may determine.

         6.4 Illegality. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

         6.5 Copy of Warrant. A copy of this Warrant shall be filed among the records of the Company.


         6.6 Notice. Any notice or other document required or permitted to be given or delivered to the Holder hereof shall be in writing an delivered at, or sent by certified or registered mail to such holder at, the last address shown on the books of the Company maintained at the Warrant Office of the registration of this Warrant or at any more recent address of which the Holder hereof shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to the Company, other than such notice or documents required to be delivered to the Warrant Office, shall be delivered at, or sent by certified or registered mail to, the offices of the Company at 5727 South Lewis Avenue, Suite 700, Tulsa, Oklahoma 74105, or such other address within the continental United States of America as shall have been furnished by the Company to the Holder of this Warrant.


                                                                   Schedule "1"
                                                            Page 10 of 11 Pages

         6.7 Limitation of Liability; Not Stockholders. No provision of this Warrant shall be construed as conferring upon the Holder hereof the right to vote, consent, receive dividends or receive notices (other than as herein expressly provided) in respect of meetings of stockholders for the election of directors of the Company or any other matter whatsoever as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such Holder for the purchase price of any shares of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         6.8 Exchange, Loss, Destruction, etc. of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity or such other security in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new warrant of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any warrant issued under the provisions of this Section 7.8 in lieu of any Warrant alleged to be lost, destroyed or stolen or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on te part of the Company. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all taxes (other than securities transfer taxes or income taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of warrants pursuant to this Section 7.8.

         6.9 Headings. The Article and Section and other headings herein are for convenience only and are not a part of this Warrant and shall not affect the interpretation thereof.

                      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name.

                                             GOTHIC ENERGY CORPORATION


Dated: April 27, 1998                        By: /s/ Michael K. Paulk
      -------------------                       -------------------------------
                                                 Michael K. Paulk, President


                                                                   Schedule "1"
                                                            Page 11 of 11 Pages